                                                                       Exhibit 4

THIS NOTE HAS NOT BEEN  REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE  "SECURITIES  ACT"),  OR ANY  STATE  SECURITIES  LAW AND  MAY NOT BE  SOLD,
TRANSFERRED OR OTHERWISE  DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT
AND UNDER APPLICABLE STATE  SECURITIES LAWS OR GLOBALOPTIONS  GROUP,  INC. SHALL
HAVE  RECEIVED AN OPINION OF ITS COUNSEL THAT  REGISTRATION  OF SUCH  SECURITIES
UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES
LAWS IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN
CONNECTION  WITH  A  BONA  FIDE  MARGIN  ACCOUNT  OR  OTHER  LOAN  OR  FINANCING
ARRANGEMENT SECURED BY THIS NOTE.

                            GLOBALOPTIONS GROUP, INC.

                                 PROMISSORY NOTE

U.S. $                                                       New York, New York
No.: PN-                                                     May 12, 2006

     FOR VALUE RECEIVED,  the undersigned,  GlobalOptions  Group, Inc., a Nevada
corporation   (the   "COMPANY"),   hereby  promises  to  pay  to  the  order  of
________________  or any future  permitted  holder of this  promissory note (the
"PAYEE"),  at the  principal  office of the Payee set forth  herein,  or at such other place as the holder may designate in writing to the Company, the principal sum  of  Two  Million  Dollars  ($2,000,000)  or  such  other  amount  as may be outstanding  hereunder,  together with all accrued but unpaid interest,  in such coin or currency  of the United  States of America as at the time shall be legal tender for the payment of public and private debts and in immediately  available funds, as provided in this promissory note (the "NOTE").

          1.  PRINCIPAL  AND  INTEREST  PAYMENTS;  OPTIONAL  REDEMPTION  BY  THE
COMPANY.

          (a) The Company shall repay in full the entire principal  balance then outstanding  under this Note on the first to occur (the "MATURITY DATE") of: (i)
the sale of convertible  preferred stock by the Company with net proceeds to the
Company equal to or in excess of $11,000,000 (inclusive of any amounts exchanged pursuant to Section 6 of this Note or other Notes in substantially similar form)
in which (A) the  conversion  price of such  preferred  stock is no greater than
$2.00 per share (subject to adjustments for stock splits,  stock combinations or other similar  transactions),  (B) the Company issues  warrants (the  "QUALIFIED
FINANCING  WARRANTS")  exercisable for a number of shares of the common stock of the  Company  equal to no less than 25% of the total  number of shares of common stock issuable upon conversion of the preferred stock and with an exercise price
no  greater  than  $2.50  (subject  to  adjustments  for  stock  splits,   stock
combinations or other similar transactions), and (C) the rights, preferences and designations  of such  preferred  stock are no less  favorable  than the rights, preferences  and  designations  of the  Company's  Series A  Preferred  Stock (a
"QUALIFIED  FINANCING")  or (ii)  June 30,  2006;  PROVIDED,  HOWEVER,  that the
Company may elect to extend the date  specified  in this clause (ii) to July 31,
2006 by delivering a notice (the "FIRST EXTENSION NOTICE") to the Payee no later than June 28, 2006 of such  election;  PROVIDED,  FURTHER,  that the Company may elect to further  extend the date  specified  in this  clause (ii) to August 31,
2006 by  delivering  a notice (the  "SECOND  EXTENSION  NOTICE") to the Payee no later than July 28, 2006 of such  election.  If the Company  delivers  the First
Extension  Notice,  the  outstanding  principal  amount  of this  Note  shall be increased by an amount equal to 3% of the sum of the then outstanding  principal amount  of the Note  and any  accrued  but  then  unpaid  interest  (the  "FIRST
EXTENSION  Interest") and if the Company delivers the Second  Extension  Notice, the outstanding  principal amount of this Note shall be further  increased by an amount equal to 5% of the sum of the then  outstanding  principal  amount of the
Note and any accrued but then unpaid interest (the "SECOND  EXTENSION  INTEREST"
and together with the FIRST EXTENSION INTEREST,  "EXTENSION  INTEREST").  In the
event that a Qualified Financing has not occurred prior to the date specified in clause (ii) of the  definition of Maturity Date, as such date may be extended as specified above,  then on the Maturity Date the Company shall repay this Note at an amount equal to 115% of the outstanding  principal  balance of this Note plus all accrued and unpaid interest on such principal.

          (b) Interest on the outstanding  principal  balance of this Note shall accrue at a rate of eight  percent (8%) per annum.  Interest on the  outstanding principal  balance  of the Note  shall be  computed  on the basis of the  actual number of days  elapsed  and a year of three  hundred  and sixty  (360) days and shall be payable on the last day of each calendar quarter (an each, an "INTEREST
DATE")  following the date hereof by the Company.  Interest shall be capitalized on and as of such Interest Date by adding it to the outstanding principal amount of this Note  ("CAPITALIZED  INTEREST")  unless  the  Payee  elects to have such interest  payable in cash by delivering a written  notice to the Company no less than two (2) business days prior to such Interest  Date,  that the Company shall pay all or such  portion of  interest  due on such  Interest  Date in cash.  For purposes of this Note,  all  references to principal or the principal  amount of this Note  shall also  include  the amount of any  Capitalized  Interest  or any
Extension  Interest  thereon.  Furthermore,  upon the  occurrence of an Event of
Default,  then to the extent  permitted by law, the Company will pay interest to the Payee,  payable on demand, on the outstanding  principal balance of the Note from  the date of the  Event of  Default  until  payment  in full at the rate of twelve percent (12%) per annum.

          (c) At the Company's  sole option,  the Company may pay or prepay,  in whole or in part, the outstanding principal amount of this Note plus all accrued and unpaid interest at any time (an "OPTIONAL REDEMPTION"). The principal amount of this Note  subject  to  redemption  pursuant  to this  Section  1(c) shall be redeemed by the Company in cash at a price equal to 115% of the principal amount of this Note  being  redeemed  plus all  accrued  and  unpaid  interest  on such principal.  The Company may exercise its right of Optional Redemption under this
Section 1(c) by delivering a written notice  thereof by confirmed  facsimile and express courier  service to the Payee (the "OPTIONAL  REDEMPTION  NOTICE").  The
Optional Redemption Notice shall be irrevocable.  The Optional Redemption Notice shall  state (i) the date on which the  Optional  Redemption  shall  occur  (the
"OPTIONAL  REDEMPTION DATE") which date shall be no less than five (5) days from the date of delivery of the Optional  Redemption Notice and (ii) the outstanding principal  amount of this Note which the Company  shall redeem  pursuant to this
Section.

          2. NON-BUSINESS DAYS.  Whenever any payment to be made shall be due on a Saturday,  Sunday or a public holiday under the laws of the State of New York, such  payment  may be due on the next  succeeding  business  day and  such  next succeeding  day shall be  included in the  calculation  of the amount of accrued interest payable on such date.

          3.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.  The  Company
represents and warrants to the Payee as follows:

          (a) The Company has been duly incorporated and is validly existing and in good  standing  under the laws of the state of  Nevada,  with full  corporate power and authority to own,  lease and operate its properties and to conduct its business as currently conducted.

          (b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and  binding  obligation  of the Company enforceable  against  the  Company  in  accordance  with its  terms,  subject to limitations on enforcement by general  principles of equity and by bankruptcy or other laws affecting the  enforcement of creditors'  rights  generally,  and the
Company has full power and  authority  to execute  and deliver  this Note and to perform its obligations hereunder.

          (c) The execution,  delivery and performance of this Note will not (i)
conflict  with or result  in a breach of or a default  under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B)
any  material  provision  of any  indenture,  mortgage,  deed of  trust or other material  agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree,  judgment or order by any court,  Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company,  or any of its material properties or assets or (iii) result in the creation or  imposition of any material  lien,  charge or  encumbrance  upon any material  property or assets of the Company or any of its subsidiaries  pursuant to the terms of any  agreement or  instrument to which any of them is a party or by which  any of them may be bound or to which any of their  property  or any of them is subject.

          (d)  No  consent,   approval  or   authorization  of  or  designation,
declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note.

          4. EVENTS OF DEFAULT.  The  occurrence of any of the following  events shall be an "EVENT OF DEFAULT" under this Note:

          (a) the  Company  shall fail to make the  payment of any amount of any principal  outstanding  on the date such  payment  shall  become due and payable hereunder; or

          (b) the  Company  shall  fail to make any  payment of  interest  for a period of three (3) business days after the date such interest  shall become due and payable hereunder; or

          (c) any representation,  warranty or certification made by the Company herein or in any  certificate  or financial  statement  shall prove to have been false or  incorrect  or breached  in a material  respect on the date as of which made; or

          (d)  the  holder  of any  indebtedness  of the  Company  or any of its subsidiaries  shall accelerate any payment of any amount or amounts of principal
or  interest  on  any  indebtedness   (the   "INDEBTEDNESS")   (other  than  the
Indebtedness  hereunder)  prior  to its  stated  maturity  or  payment  date the aggregate  principal  amount of which  Indebtedness  of all such  persons  is in excess of $1,000,000,  whether such Indebtedness now exists or shall hereinafter be  created,  and such  accelerated  payment  entitles  the  holder  thereof  to immediate  payment  of  such  Indebtedness  which  is due  and  owing  and  such indebtedness  has not been discharged in full or such  acceleration has not been
stayed,   rescinded  or  annulled   within  ten  (10)   business  days  of  such
acceleration; or

          (e) a judgment  or order for the  payment of money  shall be  rendered against the Company or any of its  subsidiaries  in excess of  $1,000,000 in the aggregate (net of any applicable  insurance  coverage) for all such judgments or orders  against all such persons  (treating any  deductibles,  self insurance or retention  as not so  covered)  that  shall  not be  discharged,  and  all  such judgments and orders remain outstanding,  and there shall be any period of sixty
(60)  consecutive  days  following  entry of the  judgment or order in excess of
$1,000,000 or the judgment or order which causes the aggregate  amount described above to exceed  $1,000,000  during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (f) the Company shall (i) apply for or consent to the  appointment of, or the taking of possession by, a receiver,  custodian, trustee or liquidator of itself or of all or a  substantial  part of its property or assets,  (ii) make a general assignment for the benefit of its creditors,  (iii) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any  jurisdiction
(foreign or  domestic),  (iv) file a petition  seeking to take  advantage of any
bankruptcy,  insolvency,   moratorium,   reorganization  or  other  similar  law
affecting the  enforcement  of  creditors'  rights  generally,  (v) acquiesce in writing  to any  petition  filed  against  it in an  involuntary  case under the
Bankruptcy  Code or under the comparable  laws of any  jurisdiction  (foreign or domestic),  or (vi) take any action under the laws of any jurisdiction  (foreign or domestic) analogous to any of the foregoing; or

          (g) a proceeding  or case shall be commenced in respect of the Company or any of its subsidiaries  without its application or consent,  in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution,  winding up, or composition or readjustment of its debts,  (ii) the appointment of a trustee, receiver,  custodian,  liquidator or the like of it or of all or any substantial  part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors,  and such proceeding or case  described  in clause (i),  (ii) or (iii) shall  continue  undismissed,  or unstayed  and in effect,  for a period of thirty  (30)  consecutive  days or any order for relief shall be entered in an  involuntary  case under the  Bankruptcy
Code or under the  comparable  laws of any  jurisdiction  (foreign or  domestic)
against the Company or any of its  subsidiaries  or action under the laws of any jurisdiction  (foreign or domestic)  analogous to any of the foregoing  shall be taken with respect to the Company or any of its  subsidiaries and shall continue undismissed,  or unstayed and in effect for a period of thirty (30)  consecutive days; or

          (h) the suspension  from trading or the failure of the Common Stock of the  Company to be listed on the OTC  Bulletin  Board or a national  exchange or trading system for a period of five (5) consecutive trading days; or

          (i) any Event of Default (as defined in such Indebtedness) occurs with respect  to any other  Indebtedness  issued by the  Company  that is held by the
Payee.

          5. REMEDIES UPON AN EVENT OF DEFAULT. Promptly after the occurrence of an Event of Default  the  Company  shall  deliver  written  notice  thereof  via facsimile and express courier to the Payee (the "EVENT OF DEFAULT  NOTICE").  At any time after the earlier of the Payee's  receipt of an Event of Default Notice and the Payee  becoming aware of an Event of Default and ending thirty (30) days after written notice from the Company to the Payee that such Event of Default is cured (which written notice shall provide satisfactory  evidence that such Event of Default has actually been cured), the Payee may declare all or any portion of unpaid  principal  balance  of this Note,  together  with all  interest  accrued hereon,  due and payable by  delivering  written  notice  thereof (the "EVENT OF
DEFAULT  ACCELERATION  NOTICE") to the Company which Event of Default Redemption
Notice shall  indicate the portion of this Note the Payee is  accelerating,  and thereupon, the same shall be accelerated and so due and payable. Each portion of this Note accelerated  pursuant to this Section 5 shall be repaid by the Company at a price equal to 120% of the principal  amount  declared due and payable plus any  accrued  and  unpaid  interest  on such  principal  (the  "EVENT OF DEFAULT
ACCELERATION  AMOUNT").  The  Event  of  Default  Acceleration  Amount  shall be immediately  due and payable.  No course of delay on the part of the Payee shall operate as a waiver  thereof or otherwise  prejudice the right of the Payee.  No remedy  conferred  hereby shall be  exclusive  of any other  remedy  referred to herein or now or hereafter available at law, in equity, by statute or otherwise.
Notwithstanding  the  foregoing,  Payee  agrees  that its  rights  and  remedies hereunder are limited to receipt of cash in the amounts described herein.

          6. EXCHANGE. Upon the consummation of a Qualified Financing, the Payee shall have the option,  in its sole  discretion,  to exchange  this Note for the securities  issued  in  such  Qualified  Financing,  subject  to the  definitive documentation  with  respect to such  Qualified  Financing,  including,  without limitation,  the  form of  purchase  and  sale  agreement,  registration  rights agreement and Qualified  Financing Warrant,  being reasonably  acceptable to the
Payee.  In the event the Payee  exercises such option,  this Note shall purchase such  securities at a price equal to 115% of the  principal  amount of this Note being exchanged plus accrued and unpaid interest on such principal. In addition, to the extent the Payee  participates  in such Qualified  Financing,  such Payee shall be entitled to receive  125% of the total  number of  Qualified  Financing
Warrants on terms no less favorable to such Payee as the terms contained in such
Qualified Financing Warrants.

          7. CHANGE OF CONTROL REDEMPTION.  No sooner than fifteen (15) days nor later than ten (10) days prior to the  consummation of a Change of Control,  but not prior to the  public  announcement  of such  Change of Control  (as  defined below),  the Company  shall  deliver  written  notice  thereof via facsimile and overnight  courier  to the Payee (a "CHANGE  OF  CONTROL  NOTICE").  At any time during the period  beginning  after the  Payee's  receipt of a Change of Control
Notice  and  ending on the date  that is twenty  (20)  business  days  after the consummation  of such  Change of  Control,  the Payee may require the Company to redeem all or any  portion of this Note by  delivering  written  notice  thereof
("CHANGE OF CONTROL REDEMPTION NOTICE") to the Company,  which Change of Control
Redemption  Notice shall indicate the principal  amount the Payee is electing to redeem. The portion of this Note subject to redemption  pursuant to this Section
7 shall  be  redeemed  by the  Company  in cash at a price  equal to 120% of the principal  amount  being  redeemed  plus the  amount of any  accrued  but unpaid interest on such principal through the date of such redemption  payment.  To the extent  redemptions  required by this  Section 7 are deemed or  determined  by a court of competent  jurisdiction  to be  prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the  Company's  redemption of any portion of the Note under this Section 7, the Payee's  damages  would be uncertain  and difficult to estimate because of the parties'  inability to predict future interest rates and the  uncertainty  of  the  availability  of  a  suitable  substitute  investment opportunity for the Payee.  Accordingly,  any redemption  premium due under this
Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Payee's actual loss of its investment  opportunity  and not as a penalty.  For  purposes  of  this  Note,  (A)  "CHANGE  OF  CONTROL"  means  any
Fundamental  Transaction other than (1) any reorganization,  recapitalization or reclassification  of the Common Stock in which holders of the  Company's  voting
power   immediately   prior   to  such   reorganization,   recapitalization   or
reclassification   continue  after  such  reorganization,   recapitalization  or
reclassification to hold publicly traded securities and, directly or indirectly, the  voting  power of the  surviving  entity or  entities  necessary  to elect a majority of the members of the board of directors (or their  equivalent if other than a corporation)  of such entity or entities,  or (2) pursuant to a migratory merger  effected  solely  for  the  purpose  of  changing  the  jurisdiction  of incorporation  of the  Company,  (B)  "FUNDAMENTAL  TRANSACTION"  means that the
Company shall, directly or indirectly, in one or more related transactions,  (1)
consolidate  or merge with or into  (whether or not the Company is the surviving corporation) another Person, or (2) sell, assign, transfer,  convey or otherwise dispose of all or  substantially  all of the properties or assets of the Company to another  Person,  or (3) allow another  Person or Persons to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons  making or party to, or  associated  or affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer),  or  (4)  consummate  a  stock  purchase  agreement  or  other  business combination (including, without limitation, a reorganization,  recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of either the outstanding shares of Voting Stock (not including  any shares of Voting Stock held by the other Person or other  Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock  purchase  agreement or other  business  combination),  (5)
reorganize,  recapitalize  or reclassify its Common Stock or (6) any "person" or
"group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the
Securities  Exchange Act of 1934, as amended) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the  Securities  Exchange Act of 1934, as amended),  directly or indirectly,  of 50% of the aggregate  Voting Stock of the
Company and (C) "PERSON" means an individual,  a limited  liability  company,  a partnership,  a  joint  venture,  a  corporation,  a  trust,  an  unincorporated organization,  any other entity and a  government  or any  department  or agency thereof.

          8.  REPLACEMENT.  Upon  receipt  of a  duly  executed,  notarized  and unsecured  written  statement from the Payee with respect to the loss,  theft or destruction of this Note (or any replacement  hereof),  and without requiring an indemnity bond or other security,  or, in the case of a mutilation of this Note, upon  surrender  and  cancellation  of such Note,  the Company shall issue a new
Note,  of like tenor and  amount,  in lieu of such lost,  stolen,  destroyed  or mutilated Note.

          9.  SUBORDINATION.  This  Note is  subject  to the  provisions  of the
Subordination  Agreement,  entered into as of the date hereof, between the Payee and Silicon Valley Bank.

          10. PARTIES IN INTEREST,  TRANSFERABILITY.  This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns.  This Note may be  transferred  or sold or pledged,  hypothecated  or otherwise  granted as security by the Payee, without the authorization of the Company.

          11. AMENDMENTS. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

          12.   NOTICES.   Any  notice,   demand,   request,   waiver  or  other
communication  required or permitted to be given  hereunder  shall be in writing and shall be  effective  (a) upon hand  delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business  hours where such notice is to be received),  or the first business day following such delivery (if delivered other than on a business day during normal business  hours  where  such  notice  is to be  received)  or (b) on the  second business day following  the date of mailing by express  courier  service,  fully prepaid,  addressed to such  address,  or upon actual  receipt of such  mailing, whichever  shall first occur.  The Company will give written notice to the Payee at least  thirty  (30) days  prior to the date on which the  Company  closes its books or takes a record (x) with  respect to any dividend or  distribution  upon the common stock of the Company,  (y) with respect to any pro rata  subscription offer to holders of common stock of the Company or (z) for determining rights to vote with respect to a Major Transaction, dissolution, liquidation or winding-up and in no event  shall such  notice be  provided  to such  holder  prior to such information  being made known to the public.  The Company will also give written notice  to the  Payee  at  least  twenty  (20)  days  prior to the date on which dissolution,  liquidation  or  winding-up  will take place and in no event shall such notice be provided to the Payee prior to such information  being made known to the public.

Address of the Payee:        _________________________
                             _________________________
                             _________________________
                             Tel. No:
                             Fax No:

With a copy to:              _________________________
                             _________________________

                             _________________________
                             Attention:
                             Tel. No.:
                             Fax No.:

Address of the Company:      GlobalOptions Group, Inc.
                             75 Rockefeller Plaza, 27th Floor
                             New York, New York  10019
                             Attention:  Chief Financial Officer
                             Tel. No.:  (212) 445-6261
                             Fax No.:  (212) 445-0053

With a copy to:              Olshan Grundman Frome Rosenzweig & Wolosky LLP
                             Park Avenue Tower
                             65 E. 55th Street
                             New York, New York  10019
                             Attention:  Robert H. Friedman, Esq.
                             Tel. No.:  (212) 451-2300
                             Fax No.:  (212) 451-2222

          13.  GOVERNING  LAW.  This Note shall be governed by and  construed in accordance  with the  internal  laws of the  State of New York,  without  giving effect to the choice of law  provisions.  This Note shall not be  interpreted or construed  with any  presumption  against  the  party  causing  this  Note to be drafted.

          14.  HEADINGS.  Article and section headings in this Note are included herein for purposes of  convenience of reference only and shall not constitute a part of this Note for any other purpose.

          15.  REMEDIES,  CHARACTERIZATIONS,  OTHER  OBLIGATIONS,  BREACHES  AND
INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other  remedies  available  under this Note, at law or in equity
(including,  without limitation,  a decree of specific  performance and/or other injunctive  relief),  no  remedy  contained  herein  shall be deemed a waiver of compliance  with the  provisions  giving rise to such remedy and nothing  herein shall  limit a Payee's  right to pursue  actual  damages  for any failure by the
Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received  by the Payee and shall not,  except as  expressly provided  herein,  be subject to any other  obligation  of the  Company  (or the performance  thereof).  The  Company  acknowledges  that a  breach  by it of its obligations  hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such  breach  may be  inadequate.  Therefore  the
Company agrees that, in the event of any such breach or threatened  breach,  the
Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an  injunction  restraining  any such  breach or  threatened  breach, without the  necessity  of showing  economic  loss and without any bond or other security being required.

          16. FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Payee in the exercise of any power,  right or privilege  hereunder  shall operate as a waiver  thereof,  nor shall any single or partial  exercise  of any such power,  right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          17.  ENFORCEMENT  EXPENSES.  The  Company  agrees to pay all costs and expenses of enforcement of this Note, including, without limitation,  reasonable attorneys' fees and expenses.

          18. BINDING  EFFECT.  The obligations of the Company and the Payee set forth  herein  shall be binding  upon the  SUCCESSORS  and  assigns of each such party,  whether or not such  successors  or assigns are  permitted  by the terms hereof.

          19.   COMPLIANCE  WITH  SECURITIES   LAWS.  The  Payee  of  this  Note
acknowledges that this Note is being acquired solely for the Payee's own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United  States of America and as guided by the rules of THE
Securities  and  Exchange   Commission.   This  Note  and  any  Note  issued  in
substitution  or  replacement  therefore  shall be stamped or  imprinted  with a legend in substantially the following form:

     "THIS NOTE HAS NOT BEEN REGISTERED  UNDER THE SECURITIES ACT
     OF 1933,  AS AMENDED (THE  "SECURITIES  ACT"),  OR ANY STATE
     SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE
     DISPOSED OF UNLESS  REGISTERED  UNDER THE SECURITIES ACT AND
     UNDER  APPLICABLE  STATE  SECURITIES  LAWS OR  GLOBALOPTIONS
     GROUP,  INC.  SHALL HAVE  RECEIVED AN OPINION OF ITS COUNSEL
     THAT  REGISTRATION OF SUCH  SECURITIES  UNDER THE SECURITIES
     ACT AND UNDER THE PROVISIONS OF APPLICABLE  STATE SECURITIES
     LAWS IS NOT REQUIRED.  NOTWITHSTANDING  THE FOREGOING,  THIS
     NOTE MAY BE PLEDGED IN  CONNECTION  WITH A BONA FIDE  MARGIN
     ACCOUNT OR OTHER LOAN OR  FINANCING  ARRANGEMENT  SECURED BY
     THIS NOTE."

          20.  SEVERABILITY.  The provisions of this Note are severable,  and if any provision shall be held invalid OR  unenforceable in whole or in part in any jurisdiction,  then such invalidity or unenforceability  shall not in any manner affect such provision in any other  jurisdiction  or any other provision of this
Note in any jurisdiction.

          21.  CONSENT TO  JURISDICTION.  Each of the  Company and the Payee (i)
hereby  irrevocably  submits to the  jurisdiction  of the United States District
Court  sitting in the Southern  District of New York and the courts of the State of New York located in New York County for the  purposes of any suit,  action or proceeding  arising out of or relating to this Note and (ii) hereby waives,  and agrees not to assert in any such suit,  action or proceeding,  any claim that it is not  personally  subject to the  jurisdiction  of such court,  that the suit, action or  proceeding is brought in an  inconvenient  forum or that the venue of the suit,  action or proceeding  is improper.  Each of the Company and the Payee consents  to process  being  served in any such suit,  action or  proceeding  by mailing a copy  thereof  to such  party at the  address  set forth in Section 12 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 21 shall affect or limit any right to serve process in any other manner permitted by law.

          22. COMPANY WAIVERS. Except as otherwise specifically provided herein, the  Company  and all others  that may become  liable for all or any part of the obligations evidenced by this Note, hereby waive presentment,  demand, notice of nonpayment,  protest and all other  demands and notices in  connection  with the delivery,  acceptance,  performance  and enforcement of this Note, and do hereby consent to any number of renewals of  extensions  of the time or payment  hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon,  all without affecting the liability of the other persons,  firms or Company liable for the payment of this Note, AND
DO HEREBY WAIVE TRIAL BY JURY.

          (a) No delay or  omission on the part of the Payee in  exercising  its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other  right of the Payee,  nor shall any waiver by the Payee of any such right or rights on any one  occasion be deemed a waiver of the same right or rights on any future occasion.

          (b) THE COMPANY  ACKNOWLEDGES  THAT THE TRANSACTION OF WHICH THIS NOTE
IS A PART IS A COMMERCIAL  TRANSACTION,  AND TO THE EXTENT ALLOWED BY APPLICABLE
LAW,  HEREBY  WAIVES  ITS  RIGHT TO  NOTICE  AND  HEARING  WITH  RESPECT  TO ANY
PREJUDGMENT  REMEDY WHICH THE PAYEE OR ITS  SUCCESSORS  OR ASSIGNS MAY DESIRE TO
USE.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       10

         IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

                                     GLOBALOPTIONS GROUP, INC.

                                     By:
                                         ---------------------------------------
                                         Harvey W. Schiller
                                         Chairman and Chief Executive Officer

                                       11